UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 9, 2016

CACHET FINANCIAL SOLUTIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37913	27-2205650
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18671 Lake Drive East Southwest Tech Center A Minneapolis, MN 55317	55317
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 698-6980

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 Other Events.

On December 9, 2016, Cachet Financial Solutions, Inc. (the “Company”) repaid its indebtedness of $1.4 million outstanding under convertible notes, due December 9, 2016, issued by the Company on June 9, 2016 to Old Main Capital, LLC, River North Equity, LLC, Kodiak Capital Group, LLC and DiamondRock, LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 14, 2016

CACHET FINANCIAL SOLUTIONS, INC.

By:	/s/ Bryan D. Meier
Bryan D. Meier
Chief Financial Officer

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